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Exhibit 23

        INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
Business Bancorp

        We consent to the incorporation by reference in the Registration Statements (No. 333-103788, No. 333-76460 and No. 333-69130) of Business Bancorp on Form S-8 of our report dated February 25, 2003 on our audits of the consolidated financial statements as of December 31, 2002 and 2001, appearing in this Annual Report on Form 10-K.

/S/ Vavrinek, Trine, Day & Co., LLP

March 31, 2003
Rancho Cucamonga, California

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  Exhibit 23